UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100

New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 849-4548

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on November 19, 2025, Singularity Future Technology Ltd. (the “Company”) received a staff determination notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that its common stock, no par value (the “Common Stock”), failed to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) for the 30 consecutive business days prior to the date of the Notice. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with an initial compliance period of 180 calendar days, or until May 18, 2026, to regain compliance with the minimum bid price requirement.

On May 19, 2026, the Company was granted an additional 180-day compliance period, or until November 16, 2026, to regain compliance with the minimum bid price requirement.

On August 10, 2026, the Company received a written notification from Nasdaq, indicating that the Company has regained compliance with the Rule 5550(a)(2), based on the closing bid price of the Company’s Common Stock for the last 10 consecutive business days, from July 27, 2026 to August 7, 2026. Accordingly, Nasdaq has determined that this matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2026	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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